Exhibit 10.2

EPIZYME, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”)

Epizyme, Inc. (the “Company”) has selected you to receive an award of restricted stock units (“RSUs”) pursuant to the Company’s 2013 Stock Incentive Plan (the “Plan”). The terms and conditions attached hereto are also a part hereof.  Terms used in this Agreement which are not defined in this Agreement shall have the meanings used or defined in the Plan.

Notice of Grant

Name of recipient (the “Participant”):
Grant Date (the “Grant Date”):
Number of RSUs:
Vesting Start Date:
Vesting Schedule:
All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

Please confirm your acceptance of this restricted stock unit award and of the terms and conditions of this Agreement by signing a copy of this Agreement where indicated below or by accepting this award electronically.

Epizyme, Inc.

By:
Name of Officer:
Title:

Signature of Participant
Name of Participant
Street Address
City/State/Zip Code

EPIZYME, Inc.

Restricted Stock Unit Award Agreement
Incorporated Terms and Conditions

The award of RSUs granted to the Participant hereunder is made pursuant to the Plan.  The terms and conditions of the award of RSUs made to the Participant, as set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”) as set forth on the previous page of this Agreement, are as follows:

1.Grant of Restricted Stock Units.

The RSUs are issued to the Participant, effective as of the Grant Date set forth in the Notice of Grant, in consideration of services to be rendered by the Participant to the Company.

2.Vesting Schedule.  Unless otherwise provided in this Agreement or in the Plan, the RSUs shall vest in accordance with the vesting schedule set forth in the Notice of Grant.  Any fractional shares that would otherwise vest as of a particular date will be rounded down and carried forward to the next vesting date until a whole share can be issued.  Upon the vesting of this award, the Company shall deliver, for each RSU that becomes vested, one (1) share of Common Stock (as defined in the Plan).  The Common Stock shall be delivered as soon as practicable following each vesting date or event set forth in the Notice of Grant, but in any case, within thirty (30) days after such date or event.

3.Termination of Relationship.

Notwithstanding any other provision of the Plan to the contrary, if the Participant ceases to be an employee, director or officer of, or consultant or advisor to the Company or any other entity the employees, officers, directors, consultants or advisors of which are eligible to received restricted stock unit awards under the Plan (an “Eligible Participant”) for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation.  The Participant shall have no further rights with respect to any RSUs that are so forfeited.  If the Participant provides services to a subsidiary of the Company, any references in this Agreement to employment by or a relationship with the Company shall instead be deemed to refer to employment by or a relationship with such subsidiary.

Notwithstanding any other provision of the Plan, this Agreement or any other agreement (written or oral) to the contrary, the Participant shall not be entitled (and by entering into this Agreement, hereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Participant for the loss of any rights under the Plan as a result of the termination or expiration of an award in connection with any termination of the Participant’s relationship with the Company.

4.Transfer Restrictions.

Except as set forth in the Plan, this award may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law or otherwise.

5.Rights as a Stockholder.

The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock underlying or relating to any award until the issuance of such Common Stock to the Participant in respect of such award.

6.Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

7.Tax Obligations.

(a)Acknowledgments; No Section 83(b) Election.  The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs.  The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code, as amended, is available with respect to RSUs.

(b)Withholding.  The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs.  At such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock and is not subject to a blackout period under the Company’s insider trading policy, the Participant may execute the instructions set forth in Exhibit A attached hereto (the “Durable Automatic Sale Instructions”) as the means of satisfying such tax obligation.  If the Participant does not execute the Durable Automatic Sale Instructions prior to an applicable vesting date, then the Participant agrees that, if under applicable law the Participant will owe taxes at such vesting date on the portion of the Award then vested, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company.  Notwithstanding the foregoing, if the Participant is unable to execute the Durable Automatic Sale Instructions prior to one or more vesting dates or events under this RSU Award because the Participant has been in continuous possession of material nonpublic information about the Company or the Common Stock or otherwise subject to a blackout period between the Grant Date of the RSU Award and the applicable vesting date or event, then the Participant acknowledges and agrees that the withholding shall be satisfied by the Company retaining from the number of shares of Common Stock otherwise issuable to the Participant on the applicable vesting date or event, a number of shares of Common Stock having a fair market value equal to the amount of withholding tax required to be paid to the Company by the Participant.  The Company is not obligated to, and shall not, deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

8.Miscellaneous.

(a)No Right to Continued Relationship. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his/her continued relationship with the Company, this Agreement does not constitute an express or implied promise of a continued relationship or confer upon the Participant any rights with respect to a continued relationship with the Company.

(b)Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

(c)Participant’s Acknowledgments. The Participant acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan.

Exhibit A

DURABLE AUTOMATIC SALE INSTRUCTION

This Durable Automatic Sale Instruction is being delivered to Epizyme, Inc. (the “Company”) by the undersigned on the date set forth below.

I hereby acknowledge that the Company has granted, or may in the future from time to time grant, to me restricted stock units (“RSUs”) under the Company’s equity incentive plans as in effect from time to time.

I acknowledge that upon the vesting dates applicable to any such RSUs, I will have compensation income equal to the fair market value of the shares of the Company’s common stock subject to the RSUs that vest on such date and that the Company is required to withhold income and employment taxes in respect of that compensation income on the applicable vesting date.

I desire to establish a process to satisfy such withholding obligation in respect of all RSUs that have been, or may in the future be, granted by the Company to me through an automatic sale of a portion of the shares of the Company’s common stock that would otherwise be issued to me on each applicable vesting date, such portion to be in an amount sufficient to satisfy such withholding obligation, with the proceeds of such sale delivered to the Company in satisfaction of such withholding obligation.

I understand that the Company has arranged for the administration and execution of its equity incentive plans and the sale of securities by plan participants thereunder pursuant to an Internet-based platform administered by a third party (the “Administrator”) and the Administrator’s designated brokerage partner.

Upon any vesting of my RSUs from and after the date of this Durable Automatic Sale Instruction, I hereby appoint the Administrator (or any successor administrator) to automatically sell such number of shares of the Company’s common stock issuable with respect to my RSUs that vest as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by me upon the vesting of the RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall receive such net proceeds in satisfaction of such tax withholding obligation.

I hereby appoint the Chief Executive Officer, the Chief Financial Officer and the General Counsel of the Company, and any of them acting alone and with full power of substitution, to serve as my attorneys in fact to arrange for the sale of shares of common stock in accordance with this these durable automatic sale instructions unless and until I notify the Company in writing of my revocation of these durable automatic sale instructions which revocation may be undertaken only in accordance with the Company’s insider trading policy and other applicable policies, as well as applicable securities laws.  I agree to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares of common stock pursuant to these durable automatic sale instructions.

By signing below, I hereby represent to the Company that, as of the date hereof, I am not aware of any material nonpublic information about the Company or its common stock and that I am not prohibited from entering into these durable automatic sale instructions by the Company’s insider trading policy or otherwise.  I have structured these automatic sale instructions to constitute a “binding contract” relating to the sale of common stock, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

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